Exhibit 99.1

FOR IMMEDIATE RELEASE

Halozyme Therapeutics, Inc. Announces Proposed Offering of $500 Million

of Convertible Senior Notes due 2028

The Company plans to purchase up to $200 million worth of shares concurrently with, or shortly after, the pricing of the offering

SAN DIEGO, CA (August 15, 2022) — Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”), a leader in converting IV biologics to subcutaneous delivery and autoinjector devices, today announced that it intends to offer, subject to market conditions and other factors, $500 million aggregate principal amount of convertible senior notes due 2028 (the “Convertible Notes”). The Convertible Notes are to be offered and sold to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also expects to grant a 13-day option to the initial purchasers to purchase up to an additional $75 million aggregate principal amount of Convertible Notes.

The Convertible Notes will be senior, unsecured obligations of the Company and will accrue interest payable semi-annually in arrears. The Convertible Notes will mature on August 15, 2028, unless earlier redeemed, repurchased or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding February 15, 2028, the Convertible Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and on and after February 15, 2028, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, the Convertible Notes will be convertible regardless of these conditions. The Company will settle conversions in cash and, if applicable, shares of the Company’s common stock. The initial conversion rate, interest rate and other terms of the Convertible Notes will be determined at the time of pricing in negotiations with the initial purchasers of the Convertible Notes.

In connection with the offering, the Company intends to enter into privately negotiated capped call transactions with option counterparties that may include one or more of the initial purchasers and/or their affiliates and/or other financial institutions. If the initial purchasers exercise their option to purchase additional notes, the Company may enter into additional capped call transactions with the option counterparties. The capped call transactions are generally expected to reduce potential dilution to the Company’s common stock upon conversion of the convertible notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates (i) expect to purchase shares of the Company’s common stock and/or enter into derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the Convertible Notes and (ii) may modify their hedge positions by entering into or unwinding derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes. These activities could have the effect of increasing, or preventing a decline in, the market price of the Company’s common stock concurrently with, or shortly following, the pricing of the Convertible Notes. The effect, if any, of these activities, including the direction or magnitude, on the market price of the Company’s common stock will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, adversely affect the market price of the Company’s common stock.

The Company expects to use a portion of net proceeds of the offering to fund the cost of entering into the capped call transactions. The Company also expects to use a portion of the net proceeds of the offering to enter into privately negotiated agreements with certain holders of its outstanding 1.25% convertible senior notes due 2024 (the “Existing Convertible Notes”) to exchange their Existing Convertible Notes for a combination of cash and shares of its common stock through privately negotiated transactions entered into concurrently with or shortly after the pricing of the proposed offering (the “Note Repurchases”).

In parallel to this transaction, the Company expects to use a portion of the net proceeds of the offering for the repurchase of shares of its common stock (the “Share Repurchases”) up to $200 million, concurrently with, or shortly after, the pricing of the offering in privately negotiated transactions or otherwise, which may be effected through one or more of the initial purchasers or any affiliate thereof.

The Share Repurchases, if consummated in full, would represent an increase of $100 million of the previously planned share repurchases to be made in 2022 under the Company’s ongoing three-year $750 million share repurchase program, which was commenced and previously announced in 2021.

Further, the Company expects to use a portion of the net proceeds of the offering to repay all of its outstanding $250 million term loan facility due 2026. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including other repurchases of the Company’s common stock from time to time under the existing stock repurchase program, working capital, capital expenditures, potential acquisitions and strategic transactions. If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the net proceeds from the sale of additional notes to fund the cost of entering into additional capped call transactions.

The Note Repurchases and Share Repurchases could increase (or reduce the size of any decrease in) the market price of Halozyme common stock or the Convertible Notes. We also expect that some existing noteholders may purchase or sell shares of the Company’s common stock in the market to hedge their exposure in connection with these transactions. The Note Repurchases, Share Repurchases and any associated hedging by holders could affect the market price of the Company’s common stock prior to, concurrently with or shortly after the pricing of the Convertible Notes and could also result in a higher effective conversion price for the Convertible Notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum.

The offer and sale of the Convertible Notes and the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, the Company is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned offering, such uncertainties and circumstances include whether the Company will offer the notes or consummate the offering; and the anticipated terms of the notes and the use of the net proceeds from the offering. Various factors could also adversely affect the Company’s operations, business or financial results in the future and cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, which are filed with the Securities and Exchange Commission.

About Halozyme Therapeutics, Inc.

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. As the innovators of the ENHANZE® technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the delivery of injected drugs and fluids in order to reduce the treatment burden to patients. Having touched more than 600,000 patient lives in post-marketing use in five commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, AbbVie, Eli Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics, ViiV Healthcare and Chugai Pharmaceutical.

Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technology that are designed to provide commercial or functional advantages such as improved convenience and tolerability, and enhanced patient comfort and adherence. The Company has a commercial portfolio of proprietary products including XYOSTED®, TLANDO™ and NOCDURNA® and partnered commercial products and ongoing product development programs with industry leading pharmaceutical companies including Teva Pharmaceutical, Covis Pharma, Pfizer and Idorsia Pharmaceuticals.

Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.